        As filed with the Securities and Exchange Commission on October 12, 2000
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             --------------------

                               SYNPLICITY, INC.
            (Exact name of Registrant as specified in its charter)
                             --------------------

          California                                            77-0368779
(State or other jurisdiction of    935 Stewart Drive         (I.R.S. Employer
incorporation or organization)    Sunnyvale, CA  94086    Identification Number)
                                     (408) 215-6000

(Address, including zip code, of Registrant's principal executive offices)
                             --------------------

                            1995 Stock Option Plan
                            2000 Stock Option Plan
                           2000 Director Option Plan
                       2000 Employee Stock Purchase Plan
                           (Full title of the plan)
                             --------------------

                               DOUGLAS S. MILLER
             Vice President of Finance and Chief Financial Officer
                               935 Stewart Drive
                             Sunnyvale, CA  94086
                                (408) 215-6000
(Name, address, and telephone number, including area code, of agent for service)
                             --------------------

                                  Copies to:
                                ROBERT P. LATTA
                           Wilson Sonsini Goodrich &
                                    Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300
                             --------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       Proposed Maximum
           Title of Each Class of Securities           Amount to be     Offering Price      Proposed Maximum          Amount of
                 to be Registered                       Registered        Per Share      Aggregate Offering Price  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value: To be issued
under the 1995 Stock Option Plan (1)...........        4,062,059 shares  $ 4.5676(2)    $ 18,553,860.67           $ 4,898.22
====================================================================================================================================
Common Stock, no par value: To be issued
under the 2000 Stock Option Plan (1)...........        7,333,332 shares  $ 8.00  (3)    $ 58,666,656.00           $15,488.00
====================================================================================================================================
Common Stock, no par value: To be issued
under the 2000 Director Option Plan (1)........          300,000 shares  $ 8.00  (3)    $  2,400,000.00           $   633.60
====================================================================================================================================
Common Stock, no par value: To be issued
under the 2000 Employee Stock Purchase
Plan (1).......................................        1,999,998 shares  $ 6.80  (4)    $ 13,599,986.40           $ 3,590.40
====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1995 Stock Option Plan, 2000 Stock Option Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $4.5676 per share of options outstanding as of the date hereof totaling 4,062,059 shares.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the opening price of a share of Common Stock of the Company as reported on the Nasdaq National Market on October 12, 2000, the current enrollment date.

(4) The exercise price of $6.80 per share, computed in accordance with Rule 457(h), is 85% of the opening price of a share of Common Stock of the Company as reported on the Nasdaq National Market on October 12, 2000, the current enrollment date. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.
================================================================================

PART II:   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        Synplicity, Inc. hereby incorporates by reference in this registration statement the following documents:

        1. The Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-42146), as amended; and

        2. The description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed on September 15, 2000 under the Securities Exchange Act of 1934, as amended, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

      The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registrant has entered into Indemnification Agreements with its directors and executive officers.

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

   Exhibit Number                       Documents
--------------------------------------------------------------------------------
        4.1*       Synplicity, Inc. 1995 Stock Option Plan
      4.1.1*       Form of Option Agreement under 1995 Stock Option Plan
        4.2*       Synplicity, Inc. 2000 Stock Option Plan
      4.2.1*       Form of Option Agreement under 2000 Stock Option Plan
        4.3*       Synplicity, Inc. 2000 Employee Stock Purchase Plan
      4.3.1*       Form of Subscription Agreement under 2000 Employee Stock Purchases Plan
        4.4*       Synplicity, Inc. 2000 Director Option Plan
      4.4.1*       Form of Option Agreement under 2000 Director Option Plan
        5.1        Opinion of counsel as to legality of securities being registered
       23.1        Consent of Counsel (contained in Exhibit 5.1)
       23.2        Consent of Ernst & Young, LLP, Independent Auditors
       24.1        Power of Attorney (see page II-5)

__________________
     * Incorporated by reference to the Exhibits filed with Synplicity, Inc.'s Registration Statement on Form S-1 (Registration No. 333-42146) as declared effective by the Securities and Exchange Commission on October 12, 2000.

Item 9.   Undertakings
          ------------

          (a)  Rule 415 offering.  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 12th day of October, 2000.

                                        SYNPLICITY, INC.

                                        By: /s/ Douglas S. Miller
                                           ----------------------
                                            Douglas S. Miller
                                            Vice President of Finance and
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Aronson and Douglas S. Miller, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                        Date
-------------------------  ----------------------------------   ----------------
/s/ Bernard Aronson        President, Chief Executive Officer   October 12, 2000
-------------------------  and Director (Principal Executive
Bernard Aronson            Officer)

/s/ Douglas S. Miller      Vice President of Finance and Chief  October 12, 2000
-------------------------  Financial Officer (Principal
Douglas S. Miller          Accounting Officer)

/s/ Kenneth S. McElvain    Director                             October 12, 2000
-------------------------
Kenneth S. McElvain

/s/ Alisa Yaffa            Director                             October 12, 2000
-------------------------
Alisa Yaffa

/s/ Prabhu Goel            Director                             October 12, 2000
-------------------------
Prabhu Goel

                           Director
-------------------------
Kevin G. Hall

                           Director
-------------------------
Scott J. Stallard

                               SYNPLICITY, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


  Exhibit
   Number                             Documents
------------ -----------------------------------------------------------------
    4.1*     Synplicity, Inc. 1995 Stock Option

    4.1.1*   Form of Option Agreement under 1995 Stock Option Plan

    4.2*     Synplicity, Inc. 2000 Stock Option Plan

    4.2.1*   Form of Option Agreement under 2000 Stock Option Plan

    4.3*     Synplicity, Inc. 2000 Employee Stock Purchase Plan

    4.3.1*   Form of Subsription Agreement under 2000 Employee Stock Purchase
             Plan

    4.4*     Synplicity, Inc. 2000 Director Option Plan

    4.4.1*   Form of Option Agreement under 2000 Director Option Plan

    5.1      Opinion of counsel as to legality of securities being registered

    23.1     Consent of Counsel (contained in Exhibit 5.1)

    23.2     Consent of Ernst & Young, LLP, Independent Auditors

    24.1     Power of Attorney (see page II-5)

____________________________

* Incorporated by reference to the Exhibits filed with Synplicity, Inc.'s Registration Statement on Form S-1 (Registration No. 333-42146) as declared effective by the Securities and Exchange Commission on October 12, 2000.